Exhibit 99.1

Press	II-VI Incorporated
Release	375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

Release Date: March 26, 2007	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED’S SUBSIDIARY MARLOW INDUSTRIES, INC.

SIGNS PARTNERSHIP AGREEMENT WITH FUXIN ELECTRONICS

PITTSBURGH, PA., March 26, 2007 — II-VI Incorporated (NASDAQ NGS: IIVI) today announced that its subsidiary, Marlow Industries, Inc. (Marlow) has signed a partnership agreement with Guangdong Fuxin Electronic Technology Company (Fuxin), based in Guangdong Province, China, with a focus on providing thermoelectric based products for the industrial and consumer markets. Both companies will cooperate to jointly develop new low cost, high performance, quality solutions and new applications designed to expand the size of today’s global thermoelectric market. II-VI is expecting to become a non-controlling minority investor in Fuxin by June 30, 2007. Also, a series of distribution agreements have been established between Marlow and Fuxin to further the global reach of both companies.

Carl Johnson, chairman and chief executive officer of II-VI Incorporated said, “We are delighted with this opportunity and the potential it represents in the thermoelectrics marketplace. This strategic relationship between the two industry leaders brings together Marlow’s high technology materials, design and reliability expertise with Fuxin’s low cost, high volume manufacturing capabilities and market presence.”

Marlow is the world leader in high quality, high reliability and high performance thermoelectric cooling technology. For over 30 years, Marlow has developed and manufactured thermoelectric coolers (TECs) and subsystems for the aerospace, defense, medical, commercial, industrial, high-speed integrated circuits, telecommunications and computing markets. Marlow prides itself on providing standard or custom modules and sub-assemblies that meet customer’s exacting needs. Marlow is based in Dallas, Texas and became a subsidiary of II-VI Incorporated in December 2004.

Fuxin is the world leader in high volume, low cost and high quality thermoelectric based consumer appliances. For over 10 years, Fuxin has developed and manufactured thermoelectric based consumer appliances such as refrigerators, wine coolers and water coolers. In addition, Fuxin is the industry high volume leader in TEC based sub systems and modules.

Mr. Liu Fulin, chairman of Fuxin said, “This will completely change the landscape of the consumer based thermoelectric world. Our customers will be excited about the new range of applications and capabilities that this partnership will provide.”

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II-VI Incorporated

March 26, 2007

Barry Nickerson, general manager of Marlow Industries, Inc. said, “Partnering with Fuxin allows us to rapidly address new opportunities and better serve our customers. This also broadens our capability to penetrate the rapidly expanding low-cost consumer and industrial markets. Fuxin will complement our Vietnam TEC manufacturing operations and will provide our customers with a full range of low cost products and assembly capability.”

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company’s infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name. The Company’s near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company’s VLOC subsidiary. The Company’s military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: the failure of any one or more of the assumptions stated above to prove to be correct; (i) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006; (ii) purchasing patterns from customers and end-users; (iii) timely release of new products, and acceptance of such new products by the market; (iv) the introduction of new products by competitors and other competitive responses; and/or (v) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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